CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Post-Effective Amendment No. 74 to the registration statement on Form N-1A ("Registration Statement") of our report dated February 18, 1999, relating to the financial statements and financial highlights of the Touchstone Bond Fund A, a series of the Touchstone Select Advisors Trust A, currently known as the Touchstone Series Trust, which appear in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 27, 2000